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                                   Exhibit 21

                      SUBSIDIARIES OF IL INTERNATIONAL INC.

      IL International Inc. has the following subsidiaries:

      1. Italiana Luce S.r.l, an Italian corporation.

      2. IL USA, Inc., a Delaware corporation.

      3. IL (Stratford), Inc., a Delaware corporation.